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                                                     INVESTEC FUNDS
                                                  ASIA NEW ECONOMY FUND

                                                   SPECIAL MEETING OF
                                            SHAREHOLDERS SCHEDULED TO BE HELD ON
                                                    December 17, 2001

                                                       PROXY CARD




                                        THIS PROXY IS  SOLICITED BY THE BOARD OF
                                        TRUSTEES  of  the  Investec   Funds,  on
                                        behalf of the Investec  Asia New Economy
After reviewing the Combined            Fund  (the  "Fund"),   for  use  at  the
Proxy Statement and Prospectus,         special    meeting    of    shareholders
please vote by utilizing one of         ("Special  Meeting")  to be  held at the
the following convenient                offices  of  the  Fund  1055  Washington
options:                                Blvd., 3rd Floor, Stamford,  Connecticut
                                        on  December  17,  2001 at  ______  a.m.
1. Vote by Telephone                    Eastern  Time.  The  undersigned  hereby
To vote by Touch-Tone Telephone         appoints   Royce  N.   Brennan  and  Ken
call 1-800-690-6903. Please have        Silverman  and each of them,  with  full
the 12 digit control number             power of substitution, as proxies of the
found on the proxy card                 undersigned  to vote at the above stated
available at the time of the            Special Meeting, and at all adjournments
call.                                   thereof,   all   shares  of   beneficial
                                        interest  of the  Fund  that are held of
2. Vote by Internet                     record by the  undersigned on the record
Got to Website                          date for the Special  Meeting,  upon the
www.proxyvote.com. Please enter         proposal indicated below:
the 12 digit control number
found on the proxy card and                  IF THIS PROXY CARD IS RETURNED,
follow the simple instructions.             AND NO CHOICE IS INDICATED, THIS
                                          PROXY WILL BE VOTED AFFIRMATIVELY ON
3. Vote by Fax                               THE MATTER PRESENTED. THE BOARD
Complete, sign and date the                  OF TRUSTEES RECOMMENDS THAT YOU
proxy card and fax it to                    VOTE "FOR" THE FOLLOWING PROPOSAL.
_________ anytime.
                                        Please sign exactly as your name appears
4. Vote by Mail                         on this  card.  When  account  is  joint
Simply enclose your executed            tenants,  all should sign.  When signing
proxy in the enclosed                   as executor,  administrator,  trustee or
postage-paid envelope.                  guardian,   please  give  title.   If  a
                                        corporation   or    partnership,    sign
                                        entity's name and by authorized person.



TO VOTE, MARK BLOCKS BELOW IN BLUE
OR BLACK INK AS FOLLOWS:  [X]              KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN        DETACH AND RETURN THIS PORTION ONLY
SIGNED AND DATED.

Vote on Proposal:


1. To approve the Agreement and Plan of Reorganization and Liquidation, as is more fully described in the accompanying Combined Prospectus and Proxy Statement, together with each and every transaction contemplated thereby.

                FOR            AGAINST         ABSTAIN
                |_|             |_|              |_|


2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.



Please sign exactly as your name appears on this card. When account is joint tenants, all should sign. When signing as executor, administrator, trustee, or guardian, please give title. If a corporation or partnership, sign entity's name and by authorized person.






X____________________________________      X____________________________________
Signature (if jointly held)     (Date)     Signature (if jointly held)    (Date)